CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 for Future Healthcare of America, Inc., of our report dated March 29, 2013, relating to the December 31, 2012 and 2011 financial statements of Future Healthcare of America, Inc., which appears in such Prospectus.  We also consent to the reference to us under the heading “Experts.”

/s/ Gregory & Associates, LLC

GREGORY & ASSOCIATES, LLC

Salt Lake City, Utah

October 1, 2013